UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              December 16, 2003
                                                              -----------------


                                INEI CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



      0-10800                                                   52-0905854
--------------------------------------- ----------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)



 3421 Pennsy Drive, Landover, Maryland                          20785-1608
--------------------------------------- ----------------------------------------
 (Address of principal executive offices)                       (Zip Code)



               Registrant's telephone number including area code:
                              (301) 386-4100 (tel)
                              (301) 386-2444 (fax)


                          Insituform East, Incorporated
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 5.    Other Events.

     See press release of the registrant dated December 16, 2003 attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2003                     INEI CORPORATION
                                            -----------------------------------
                                            (Registrant)


                                             By: /s/ Robert W. Erikson
                                             -----------------------------------
                                             Robert W. Erikson
                                             President



                                                                  PRESS RELEASE
                                                          For Immediate release


           INEI CORPORATION ANNOUNCES REVISED ESTIMATE FOR QUARTER OF
                    ANNUAL MEETING OF STOCKHOLDERS TO OCCUR

     LANDOVER, MD, December 16, 2003 - INEI CORPORATION (formerly Insituform East, Incorporated) (OTC: INEI) today confirmed that it will not hold, during the quarter ending March 31,2004, its annual meeting of stockholders for the fiscal year ended June 30, 2003. The Company previously had estimated such quarter for holding its next annual meeting. Due to administrative lead times required to prepare and clear the necessary Proxy Statement, including a potential proposal to dissolve the corporation, the Company has presently revised its estimated period for the holding of such annual meeting to occur during the quarter ending June 30, 2004. An exact date, time and place will be contained in the Notice of Annual Meeting that will be mailed to all stockholders, along with the Proxy Statement, in regular course.

     The Company also previously had announced that, under the terms of its agreement with Insituform Technologies, Inc. for the sale of substantially all of its non-real estate assets and on-going business, the Company agreed that, after the closing of the asset sale (i) it would consider in good faith the dissolution of the Company and, unless it was determined by its Board of Directors in accordance with its fiduciary duties that such dissolution was not in the best interest of the Company and its stockholders, the Company would submit a proposed dissolution to a vote of its stockholders no later than the next annual meeting, and (ii) if such a dissolution was approved by its stockholders, to file a certificate of dissolution with the Delaware Secretary of State. According to the Company, its Board of Directors has not determined that dissolution is not in its best interest and those of its stockholders and, therefore, it expects to submit a proposal for dissolution of the Company to a vote of its stockholders at its next annual meeting.

     In connection with the contemplated dissolution proposal, the Company indicated that, while at the present time, it is not able to predict with certainty the actual realizable value of its remaining assets, the ultimate settlement amounts of its liabilities or the amounts it actually will expend during the liquidation process, it currently anticipates that the amount ultimately distributable to its stockholders will be between $1.25 and $1.75 per share of Common Stock and Class B Common Stock. Pursuant to its agreement with Insituform Technologies, the Company has agreed that it will not make any distributions until at least September 6, 2004. To the extent that the value of its assets is less, or the amount of its liabilities or the amounts that it expends during liquidation are greater, than the Company anticipates, its stockholders may receive substantially less than the Company presently anticipates or nothing at all.

     Statements in this press release that are not historical fact including, without limitation, statements as to the timing and amount of possible liquidation proceeds and the Company's possible future plans, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements such as these involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or other subjects of such statements, to differ materially from the Company's expectations regarding such matters expressed or implied by such forward-looking statements. These risks include the risk that we may incur additional liabilities, that the proceeds from the sale of our non-cash assets could be lower than anticipated, and that the amount required for the settlement of our liabilities could be higher than expected, as well as other risks and uncertainties that are described in the Company's filings with the Securities and Exchange Commission, all of which could substantially reduce the amount available for distribution to our stockholders.

     Until September 5, 2003, INEI Corporation and its subsidiaries were engaged in the trenchless rehabilitation of underground sewers and other pipelines primarily used cured-in-place pipe ("CIPP") rehabilitation processes to produce a shape-conforming "pipe-within-a-pipe." From 1978 to 2003, the Company performed work in six Mid-Atlantic states and the District of Columbia using the patented Insituform process under territorially exclusive sublicense agreements.

                                      * * *

Contact: Robert W. Erikson                           George Wm. Erikson
         President                                   Chairman
         (301) 386-4100                              (301) 386-4100